SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER:       811-2729
SERIES NO.:        17

72DD   1 Total income dividends for which record date passed during the period (000's omitted)
         Institutional Class                                 81,841
       2 Dividends for a second class of open end company shares
         Private                                             14,954
         Personal                                             8,841
         Cash Management                                     38,743
         Reserve                                                689
         Resource                                            12,209
         Corporate                                            7,122

73A.   1 Dividends from net invesment income
         Institutional Class                            $    0.0230
       2 Dividends for a second class of open end company shares
         Private                                        $    0.0215
         Personal                                       $    0.0203
         Cash Management                                $    0.0226
         Reserve                                        $    0.0187
         Resource                                       $    0.0222
         Corporate                                      $    0.0228

74U.   1 Number of shares outstanding (000's omitted)
         Institutional Class                              4,629,426
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Private                                            769,087
         Personal                                           449,343
         Cash Management                                  1,621,302
         Reserve                                            118,099
         Resource                                           519,608
         Corporate                                          275,312

74V.   1 Net asset value per share (to nearest cent)
         Institutional Class                            $      1.00
       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Private                                        $      1.00
         Personal                                       $      1.00
         Cash Management                                $      1.00
         Reserve                                        $      1.00
         Resource                                       $      1.00
         Corporate                                      $      1.00